Vocus Announces Guidance for 2008; Reaffirms Guidance for the Fourth Quarter and Full Year 2007

LANHAM, Md., December 4, 2007– Vocus, Inc. (NASDAQ: VOCS) is providing today, for the first time, full year 2008 guidance based on information as of December 4, 2007. For the full year of 2008, Vocus expects revenue to be in the range of $72.5 million to $73.5 million. Non-GAAP diluted EPS, which excludes the amortization of intangible assets and stock-based compensation from stock awards pursuant to SFAS No. 123R, is expected to be in the range of $0.61 to $0.63 assuming an estimated non-GAAP weighted average 20.0 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 10%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.54 per share. GAAP diluted EPS is expected to be in the range of $0.07 to $0.09 assuming an estimated weighted average 19.5 million diluted shares outstanding. Cash flow from operations is expected to range from $20.3 million to $21.3 million and investments in property and equipment are anticipated to be approximately $1.8 million for the year.

As previously announced, Vocus will provide a live web cast of its analyst day meeting on Tuesday, December 4, 2007, from approximately 12:30 p.m. to 1:30 p.m. Eastern Time from its headquarters in Lanham, Maryland. During this meeting, Vocus expects to announce the full year 2008 guidance provided above, and to confirm the guidance for the fourth quarter of and full year 2007 initially included in its press release, dated October 23, 2007, as furnished in its Current Report on Form 8-K filed on October 23, 2007.

Investors may listen to a live web cast of the event on the Company’s investor relations website at http://onlinepressroom.net/vocus/ir/webcast/ .  A replay of the web cast will be available approximately two hours after the conclusion of the event and will remain available for 30 calendar days following the conference call.

About Vocus, Inc.
Vocus, Inc. (NASDAQ: VOCS) is a leading provider of on-demand software for public relations management. Our web-based software suite helps organizations of all sizes to fundamentally change the way they communicate with both the media and the public, optimizing their public relations and increasing their ability to measure its impact. Our on-demand software addresses the critical functions of public relations including media relations, news distribution and news monitoring. We deliver our solutions over the Internet using a secure, scalable application and system architecture, which allows our customers to eliminate expensive up-front hardware and software costs and to quickly deploy and adopt our on-demand software.  Vocus is used by more than 2,200 organizations worldwide and is available in five languages.  Vocus is based in Lanham, MD with offices in North America, Europe, and Asia.  For more information please visit www.vocus.com or call 800.345.5572.

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions.  This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance.  Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, interruptions or delays in our service or our Web hosting, our new business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.